EXHIBIT 11

MILLER BUILDING SYSTEMS, INC.
AND SUBSIDIARIES

             Statement Regarding Computation of Per Share Earnings

                                                         Years Ended
                                               June 29,     July 1,     July 2,
                                                 1996        1995        1994

Primary earnings per common share:

  Net income                                $   485,623  $  319,912  $  311,860

  Shares outstanding, net of
  treasury shares, at beginning of
  period                                      3,100,963   3,158,578   3,249,078

  Weighted average number of shares arising
  from the exercise of stock options               -          4,507        -

  Additional shares assuming
  exercise as of the beginning of
  the fiscal year of dilutive stock
  options, based on the treasury
  stock method using the average
  market price for the period                    27,730      19,868      18,214

  Weighted average number of shares from
  the sale of treasury stock                       -         13,446        -

  Weighted average number of shares
  purchased as treasury stock                      -        (66,192)    (69,871)

  Weighted average shares and
  equivalent shares outstanding               3,128,693   3,130,207   3,197,421


     Primary earnings per share             $       .16  $      .10  $      .10



Fully diluted earnings per common share:

  Net income                                $   485,623  $  319,912  $  311,860

  Shares outstanding, net of
  treasury shares, at beginning of
  period                                      3,100,963

  Weighted average number of shares arising
  from the exercise of stock options               -

  Additional shares assuming
  exercise as of the beginning of
  the fiscal year of dilutive stock
  options, based on the treasury
  stock method using the ending
  market price for the period                   189,490

  Weighted average number of shares from
  the sale of treasury stock                       -

  Weighted average number of shares
  purchased as treasury stock                      -

  Weighted average shares and
  equivalent shares outstanding               3,290,453


     Fully diluted earnings per share       $       .15  $      .10* $      .10*

  * Fully-diluted earnings per share did not differ materially from primary earnings per share.